Exhibit 99.1
Dutch Bros Inc. Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Achieves 35% Year-Over-Year Revenue Growth in the Fourth Quarter
Delivers 6.9% system and 9.5% company-operated Same Shop Sales Growth in the Fourth Quarter
Provides Initial 2025 Guidance

GRANTS PASS, Ore. - February 12, 2025 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the quick service beverage industry in the United States by location count, today reported financial results for the fourth quarter and year ended December 31, 2024.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “We delivered exceptional performance in the fourth quarter as we ended 2024 on a high note. In the quarter, we drove an impressive 35% revenue growth and system same shop sales growth of 6.9%. We believe our brand is resonating with customers, as we delivered 2.3% system same shop transaction growth, the largest year-over-year increase in over two years.”
Barone continued, “Our efforts to develop our foundational transaction drivers - innovation, paid media, and our Dutch Rewards loyalty program - are working. We believe these efforts are contributing to current momentum and that there is considerable runway for further growth. Additionally, we see a clear path forward with multi-year transaction driving initiatives that layer on top of this foundation with opportunity to unlock throughput and ramp mobile order in 2025. In 2026 and beyond, we are excited about opportunities with expanding our food offerings.”
Fourth Quarter 2024 Highlights
•Opened 32 new shops, 25 of which were company-operated, across 11 states.
•Total revenues grew 34.9% to $342.8 million as compared to $254.1 million in the same period of 2023.
•System same shop sales1 and transactions increased 6.9% and 2.3%, respectively, relative to the same period in 2023. Company-operated same shop sales1 and transactions increased 9.5% and 5.2%, respectively, relative to the same period of 2023.
•Company-operated shop revenues increased 38.2% to $314.2 million, as compared to $227.4 million in the same period of 2023.
•Company-operated shop gross profit was $67.3 million as compared to $42.3 million in the same period of 2023. In the fourth quarter of 2024, company-operated shop gross margin, which includes 110 bps of pre-opening costs, was 21.4%, a year-over-year increase of 280 bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 50.8% to $90.9 million as compared to $60.2 million in the same period of 2023. In the fourth quarter of 2024, company-operated shop contribution margin, which includes 110 bps of pre-opening costs, was 28.9%, a year-over-year increase of 240 bps.

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•Selling, general, and administrative expenses were $72.2 million (21.1% of revenue) as compared to $56.9 million (22.4% of revenue) in the same period of 2023.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $64.4 million (18.8% of revenue) as compared to $43.8 million (17.2% of revenue) in the same period of 2023.
•Net income was $6.4 million as compared to a net loss of $3.8 million in the same period of 2023.
•Adjusted EBITDA2, a non-GAAP financial measure, grew 41.2% to $48.8 million as compared to $34.6 million in the same period of 2023.
•Adjusted net income2, a non-GAAP financial measure, was $12.5 million as compared to $7.4 million in the same period of 2023.
•Net income (loss) per share of Class A and Class D common stock - diluted was $0.03 as compared to $(0.02) per share in the same period of 2023.
•Adjusted net income per fully exchanged share of diluted common stock2, a non-GAAP financial measure, was $0.07 as compared to $0.04 in the same period of 2023.
Full Year 2024 Highlights:
•Opened 151 new shops, 128 of which were company-operated, across 18 states.
•Total revenues grew 32.6% to $1.28 billion as compared to $965.8 million in 2023.
•System same shop sales1 increased 5.3% and transactions decreased 0.1% compared to 2023. Company-operated same shop sales and transactions increased 6.8% and 1.5%, respectively, compared to 2023.
•Company-operated shop revenues increased 35.9% to $1.17 billion, as compared to $857.9 million in 2023.
•Company-operated shop gross profit was $260.0 million as compared to $180.2 million in 2023. In 2024, company-operated shop gross margin, which includes 130 bps of pre-opening costs, improved to 22.3%, a year-over-year increase of 130 bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 43.1% to $346.8 million as compared to $242.3 million in 2023. In 2024, company-operated shop contribution margin, which includes 130 bps of pre-opening costs, improved to 29.7%, a year-over-year increase of 150 bps.
•Selling, general, and administrative expenses were $234.0 million (18.3% of revenue) as compared to $205.1 million (21.2% of revenue) in 2023.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $202.7 million (15.8% of revenue) as compared to $159.1 million4 (16.5% of revenue) in 2023.
•Net income was $66.5 million as compared to $10.0 million in 2023.
•Adjusted EBITDA2, a non-GAAP financial measure, increased 43.9% to $230.3 million as compared to $160.1 million in 2023.
•Adjusted net income2, a non-GAAP financial measure, was $87.8 million as compared to $50.2 million in 2023.
•Net income per share of Class A and Class D common stock - diluted was $0.34 as compared to $0.03 in 2023.
•Adjusted net income per fully exchanged share of common stock2, a non-GAAP financial measure, was $0.49 as compared to $0.30 in 2023.

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Initial 2025 Guidance
•Total revenues are estimated to be between $1.555 billion and $1.575 billion.
•Total system shop openings in 2025 are estimated to be at least 160. Capital expenditures are estimated to be between $240 million to $260 million.
•Same shop sales1 growth for 2025 is estimated to be in the range of 2% to 4%.
•Adjusted EBITDA3 is estimated to be between $265 million and $275 million, which assumes the impact of elevated coffee costs, partially offset by approximately 80 basis points of Adjusted SG&A leverage year-over-year.
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1    Same shop sales is defined in the section “Select Financial Metrics”.
2    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA or Adjusted SG&A to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.
Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Josh Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the fourth quarter and year ended December 31, 2024.
Event: Fourth Quarter 2024 Conference Call and Webcast
Date: Wednesday, February 12, 2025
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.

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About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 982 locations across 18 states as of December 31, 2024.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the success of Dutch Bros’ mobile order capabilities and expansion of such capabilities, continued transaction volume growth from the Dutch Rewards loyalty program, Dutch Bros’ ability to successfully expand its food offerings, estimated capital expenditures, Dutch Bros’ possible or assumed future results of operations, including guidance for 2025, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “project,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to increased customer use of Dutch Bros’ mobile order capabilities and the Dutch Rewards loyalty program, general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 7, 2024, and in our future reports to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2024	2023	2024	2023
Revenues
Company-operated shops	$314,182	$227,351	$1,165,830	$857,939
Franchising and other	28,604	26,772	115,185	107,837
Total revenues	342,786	254,123	1,281,015	965,776

Costs and Expenses
Cost of sales	254,838	194,998	940,886	714,480
Selling, general and administrative	72,170	56,946	234,036	205,074
Total costs and expenses	327,008	251,944	1,174,922	919,554

Income from operations	15,778	2,179	106,093	46,222

Other expense
Interest expense, net	(6,761)	(6,052)	(27,020)	(32,321)
Other income (expense), net	(1,545)	812	5,812	3,018
Total other expense	(8,306)	(5,240)	(21,208)	(29,303)

Income (loss) before income taxes	7,472	(3,061)	84,885	16,919
Income tax expense	1,105	708	18,435	6,967
Net income (loss)	$6,367	$(3,769)	$66,450	$9,952
Less: Net income (loss) attributable to non-controlling interests	2,755	(2,367)	31,192	8,234
Net income (loss) attributable to Dutch Bros Inc.	$3,612	$(1,402)	$35,258	$1,718
Net income (loss) per share of Class A and Class D common stock:
Basic	$0.03	$(0.02)	$0.34	$0.03
Diluted	$0.03	$(0.02)	$0.34	$0.03
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	114,668	75,356	103,504	62,074
Diluted	115,248	75,356	104,129	62,074

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DUTCH BROS INC.
Segment Financials

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2024	2023	2024	2023
Revenues
Company-operated shops	$314,182	$227,351	$1,165,830	$857,939
Franchising and other	28,604	26,772	115,185	107,837
Total revenues	342,786	254,123	1,281,015	965,776
Cost of sales
Company-operated shops
Beverage, food & packaging	79,829	60,431	296,752	230,133
Labor costs	84,998	61,700	315,805	230,505
Occupancy & other costs	54,906	41,568	191,372	140,895
Pre-opening costs	3,581	3,404	15,133	14,083
Franchising and other	6,396	8,570	30,100	31,378
Segment cost of sales[1]	229,710	175,673	849,162	646,994
Segment contribution
Company-operated shops	90,868	60,248	346,768	242,323
Franchising and other	22,208	18,202	85,085	76,459
Total segment contribution	$113,076	$78,450	$431,853	$318,782

Segment depreciation and amortization	(25,128)	(19,325)	(91,724)	(67,486)

Selling, general and administrative	(72,170)	(56,946)	(234,036)	(205,074)
Interest expense, net	(6,761)	(6,052)	(27,020)	(32,321)
Other income (expense), net	(1,545)	812	5,812	3,018
Income (loss) before income taxes	$7,472	$(3,061)	$84,885	$16,919
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1 Segment cost of sales for this presentation excludes impact of depreciation and amortization.

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	314,182	100.0	227,351	100.0	1,165,830	100.0	857,939	100.0

Beverage, food and packaging costs	79,829	25.4	60,431	26.6	296,752	25.5	230,133	26.9
Labor costs	84,998	27.1	61,700	27.1	315,805	27.1	230,505	26.9
Occupancy and other costs	54,906	17.5	41,568	18.3	191,372	16.4	140,895	16.4
Pre-opening costs	3,581	1.1	3,404	1.5	15,133	1.3	14,083	1.6
Depreciation and amortization	23,607	7.5	17,956	7.9	86,809	7.4	62,088	7.2
Company-operated shop costs and expenses	246,921	78.6	185,059	81.4	905,871	77.7	677,704	79.0
Company-operated shop gross profit	67,261	21.4	42,292	18.6	259,959	22.3	180,235	21.0
Company-operated shop contribution [1]	90,868	28.9	60,248	26.5	346,768	29.7	242,323	28.2
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Year Ended December 31,
(in thousands; unaudited)	2024	2023
Net cash provided by operating activities	$246,432	$139,915
Net cash used in investing activities	(212,072)	(227,280)
Net cash provided by financing activities	125,449	200,732
Net increase in cash and cash equivalents	$159,809	$113,367
Cash and cash equivalents at beginning of period	133,545	20,178
Cash and cash equivalents at end of period	$293,354	$133,545

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$293,354	$133,545
Accounts receivable, net	10,598	9,124
Inventories, net	36,488	46,953
Prepaid expenses and other current assets	17,501	15,637
Total current assets	357,941	205,259
Property and equipment, net	683,971	542,440
Finance lease right-of-use assets, net	374,623	382,734
Operating lease right-of-use assets, net	315,256	199,673
Intangibles, net	2,947	5,415
Goodwill	21,629	21,629
Deferred income tax assets, net	742,126	402,995
Other long-term assets	2,592	3,865
Total assets	$2,501,085	$1,764,010
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32,225	$29,957
Accrued compensation and benefits	49,778	31,405
Other accrued liabilities	26,516	15,770
Other current liabilities	7,067	6,423
Deferred revenue	42,868	30,349
Current portion of tax receivable agreements liability	71	—
Current portion of finance lease liabilities	13,256	9,482
Current portion of operating lease liabilities	13,979	10,239
Current portion of long-term debt	17,311	4,491
Total current liabilities	203,071	138,116
Deferred revenue, net of current portion	8,015	6,676
Finance lease liabilities, net of current portion	369,297	367,775
Operating lease liabilities, net of current portion	309,311	191,419
Long-term debt, net of current portion	219,755	93,175
Tax receivable agreements liability	627,763	290,920
Other long-term liabilities	8	8
Total liabilities	1,737,220	1,088,089
Equity:
Common stock	1	2
Additional paid in capital	517,074	379,391
Accumulated other comprehensive income	628	544
Retained earnings (accumulated deficit)	19,666	(15,592)
Total stockholders' equity attributable to Dutch Bros Inc.	537,369	364,345
Non-controlling interests	226,496	311,576
Total equity	763,865	675,921
Total liabilities and equity	$2,501,085	$1,764,010

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except number of shops data; unaudited)	2024	2023	2024	2023
Shop count, beginning of period
Company-operated	645	510	542	396
Franchised	305	284	289	275
	950	794	831	671
Company-operated new openings	25	32	128	146
Franchised new openings	7	5	23	13
Re-openings [1]	—	—	—	1
Shop count, end of period
Company-operated	670	542	670	542
Franchised	312	289	312	289
Total shop count	982	831	982	831

Systemwide AUV [2]	N/A	N/A	$2,018	$1,973
Company-operated shops AUV [2]	N/A	N/A	$1,933	$1,902

Systemwide same shop sales [3,4]	6.9%	5.0%	5.3%	2.8%
Ticket	4.6%	5.4%	5.4%	7.3%
Transactions	2.3%	(0.4)%	(0.1)%	(4.5)%
Company-operated same shop sales [3]	9.5%	4.6%	6.8%	1.5%
Ticket	4.3%	4.9%	5.3%	7.2%
Transactions	5.2%	(0.3)%	1.5%	(5.7)%

Systemwide sales [4]	$476,268	$375,149	$1,819,018	$1,444,433
Company-operated operating weeks [5]	8,513	6,819	31,708	24,395
Franchising and other operating weeks [5]	4,003	3,743	15,579	14,624
Dutch Rewards transactions as a percentage of total transactions [6]	70.6%	65.4%	67.8%	64.5%

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenues	314,182	100.0	227,351	100.0	1,165,830	100.0	857,939	100.0
Company-operated shop gross profit	67,261	21.4	42,292	18.6	259,959	22.3	180,235	21.0
Company-operated shop contribution [7]	90,868	28.9	60,248	26.5	346,768	29.7	242,323	28.2
Selling, general, and administrative expenses	72,170	21.1	56,946	22.4	234,036	18.3	205,074	21.2
Adjusted selling, general, and administrative expenses [7]	64,399	18.8	43,790	17.2	202,720	15.8	159,101	16.5
Net income (loss)	6,367	1.9	(3,769)	(1.5)	66,450	5.2	9,952	1.0
Adjusted EBITDA [7]	48,822	14.2	34,575	13.6	230,283	18.0	160,062	16.6

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___________
1    Re-opening of a shop that was temporarily closed in 2021.
2    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses these metrics as an indicator of shop growth and future expectations of mature locations.
3    Same shop sales represents the estimated percentage change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Same shop sales can be impacted by changes in customer transaction counts and by changes in the per-ticket amounts. Management uses these metrics as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Systemwide shop base	754	603	641	503
Company-operated shop base	473	336	370	246
4    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
6    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
7    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

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Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shop segment gross profit, before company-operated shop depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the Tax Receivable Agreements (TRAs), legal proceedings, sale of Aircraft, and organization realignment and restructuring costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executive transitions, legal proceedings, and organization realignment and restructuring costs.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of Aircraft, organization realignment and restructuring costs, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.

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Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of restricted stock awards and units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offerings, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of Aircraft, organization realignment and restructuring costs, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income (loss) adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including secondary offerings by our Sponsor. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Executive transitions
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through the first quarter of 2024.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Legal proceedings
Loss accrual related to certain legal disputes.
Sale of Aircraft
Gain impact related to the sale of our airplane, hangar and related equipment to our Co-Founder.

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Organization realignment and restructuring
Fees and costs, including consulting, employee-related and other costs, in connection with our comprehensive initiative to develop and implement a long-term strategy involving changes to our organizational structure to support our growth. This initiative resulted in realignment activities that occurred in 2023, and restructuring activities that commenced in 2024, and are expected to continue through the first half of 2025. Given this strategic initiative's magnitude and scope, we do not expect such costs will recur in the foreseeable future, and do not consider such costs reflective of the ongoing costs necessary to operate our business.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock awards and units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.
Controlling and non-controlling interest adjustments
Adjustments to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	67,261	21.4	42,292	18.6	259,959	22.3	180,235	21.0
Depreciation and amortization	23,607	7.5	17,956	7.9	86,809	7.4	62,088	7.2
Company-operated shop contribution	90,868	28.9	60,248	26.5	346,768	29.7	242,323	28.2

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	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income (loss)	6,367	1.9	(3,769)	(1.5)	66,450	5.2	9,952	1.0
Depreciation and amortization	25,521	7.4	19,724	7.7	93,005	7.3	69,135	7.2
Interest expense, net	6,761	2.0	6,052	2.4	27,020	2.1	32,321	3.3
Income tax expense	1,105	0.3	708	0.3	18,435	1.4	6,967	0.8
EBITDA	39,754	11.6	22,715	8.9	204,910	16.0	118,375	12.3
Equity-based compensation	3,262	1.0	10,205	4.0	11,482	0.9	39,222	4.1
Expenses associated with equity offerings	—	—	—	—	1,489	0.1	—	—
Executive transitions	—	—	400	0.2	75	—	1,000	0.1
TRAs remeasurements	1,440	0.3	(898)	(0.3)	(4,247)	(0.3)	(2,638)	(0.3)
Legal proceedings	—	—	—	—	—	—	1,950	0.2
Sale of Aircraft	—	—	—	—	(1,302)	(0.1)	—	—
Organization realignment and restructuring:
Consulting	—	—	2,153	0.8	—	—	2,153	0.2
Employee-related costs	2,262	0.7	—	—	15,549	1.2	—	—
Other costs	2,104	0.6	—	—	2,327	0.2	—	—
Total organization realignment and restructuring	4,366	1.3	2,153	0.8	17,876	1.4	2,153	0.2
Adjusted EBITDA	48,822	14.2	34,575	13.6	230,283	18.0	160,062	16.6

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	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	72,170	21.1	56,946	22.4	234,036	18.3	205,074	21.2
Depreciation and amortization	(393)	(0.1)	(398)	(0.2)	(1,281)	(0.2)	(1,648)	(0.1)
Equity-based compensation	(3,012)	(0.9)	(10,205)	(4.0)	(10,595)	(0.8)	(39,222)	(4.1)
Expenses associated with equity offerings	—	—	—	—	(1,489)	(0.1)	—	—
Executive transitions	—	—	(400)	(0.2)	(75)	—	(1,000)	(0.1)
Legal proceedings	—	—	—	—	—	—	(1,950)	(0.2)
Organization realignment and restructuring:
Consulting	—	—	(2,153)	(0.8)	—	—	(2,153)	(0.2)
Employee-related costs	(2,262)	(0.7)	—	—	(15,549)	(1.2)	—	—
Other costs	(2,104)	(0.6)	—	—	(2,327)	(0.2)	—	—
Total organization realignment and restructuring	(4,366)	(1.3)	(2,153)	(0.8)	(17,876)	(1.4)	(2,153)	(0.2)
Adjusted selling, general, and administrative	64,399	18.8	43,790	17.2	202,720	15.8	159,101	16.5

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2024	2023	2024	2023
Net income (loss)	$6,367	$(3,769)	$66,450	$9,952
Equity-based compensation	3,262	10,205	11,482	39,222
Expenses associated with equity offerings	—	—	1,489	—
Executive transitions	—	400	75	1,000
TRAs remeasurements	1,440	(898)	(4,247)	(2,638)
Legal proceedings	—	—	—	1,950
Sale of Aircraft	—	—	(1,302)	—
Organization realignment and restructuring:
Consulting	—	2,153	—	2,153
Employee-related costs	2,262	—	15,549	—
Other costs	2,104	—	2,327	—
Total organization realignment and restructuring	4,366	2,153	17,876	2,153
Income tax effects	(2,925)	(675)	(3,997)	(1,456)
Adjusted net income	$12,510	$7,416	$87,826	$50,183

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	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2024	2023	2024	2023
Weighted-average shares of Class A and Class D common stock outstanding - basic	114,668	75,356	103,504	62,074
Dilutive effects of restricted stock awards and units	580	—	625	—
Weighted-average shares of Class A and Class D common stock outstanding - diluted	115,248	75,356	104,129	62,074
Dilutive effects of restricted stock awards and units	—	1,154	—	826
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	62,530	100,454	73,660	104,419
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,778	176,964	177,789	167,319

Net income per share of Class A and Class D common stock - diluted	$0.03	$(0.02)	$0.34	$0.03
Controlling and non-controlling interest adjustments	0.01	—	0.03	0.03
Equity-based compensation	0.02	0.06	0.06	0.24
Expenses associated with equity offerings	—	—	0.01	—
Executive transitions	—	—	—	0.01
TRAs remeasurements	0.01	(0.01)	(0.02)	(0.02)
Legal proceedings	—	—	—	0.01
Sale of Aircraft	—	—	(0.01)	—
Organization realignment and restructuring:
Consulting	—	0.01	—	0.01
Employee-related costs	0.01	—	0.09	—
Other costs	0.01	—	0.01	—
Total organization realignment and restructuring	0.02	0.01	0.10	0.01
Income tax effects	(0.02)	—	(0.02)	(0.01)
Adjusted net income per fully exchanged share of diluted common stock	$0.07	$0.04	$0.49	$0.30

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For Investor Relations inquiries:
Jeff Priester
ICR
(332) 242-4370
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 17